UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2012

Western Digital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California 92612

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 672-7000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 23, 2012, Western Digital Corporation (“Western Digital”) announced financial results for the second fiscal quarter ended December 30, 2011. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of Western Digital’s Investor Information Summary for the second quarter ended December 30, 2011 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In Western Digital’s press release attached as Exhibit 99.1 hereto, Western Digital reports certain financial information, including net income and earnings per share on both a GAAP and a non-GAAP basis for the second fiscal quarter ended December 30, 2011. These non-GAAP measures exclude charges and expenses related to the Thailand flooding and Western Digital’s planned acquisition of Hitachi Global Storage Technologies. Because management believes these charges and expenses may not be indicative of ongoing operations, management believes that the non-GAAP measures presented in the press release are useful to investors as an alternative method for measuring Western Digital’s operating performance and comparing it against prior periods’ performance.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Western Digital Corporation on January 23, 2012 announcing financial results for the second fiscal quarter ended December 30, 2011.

99.2	Second Quarter Fiscal Year 2012 Western Digital Corporation Investor Information Summary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: January 23, 2012		Michael C. Ray
Senior Vice President,General Counsel
and Secretary

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